UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

Virage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30903	38-3171505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Borel Avenue, 100 South San Mateo, California (Address of principal executive offices)		94402 (Zip Code)

(650) 573-3210 (Registrant’s telephone number, including area code)

Item 5. Other Events.

On July 9, 2003, Virage, Inc., a Delaware corporation (“Virage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Autonomy Corporation plc, a corporation formed under the laws of England and Wales (“Autonomy”), and Violet Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Autonomy (“Merger Sub”), pursuant to which Merger Sub will merge with and into Virage, with Virage being the surviving corporation (the “Merger”). The Merger is conditioned upon, among other things, approval by holders of a majority of Virage common stock, and the receipt of certain third party consents. Stockholders representing approximately 40% of Virage’s outstanding shares have signed agreements to vote their shares in favor of the transaction at a special stockholders meeting to vote on the transaction. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Virage and Autonomy issued a joint press release dated July 10, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan Merger by and among Autonomy Corporation plc, Violet Merger Sub, Inc. and Virage, Inc., dated as of July 9, 2003

99.1	Press Release dated July 10, 2003

99.2	Form of Voting Agreement between Autonomy Corporation plc and certain affiliates of Virage, Inc. dated as of July 9, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virage, Inc.

Date: July 11, 2003	By:	/s/ Paul G. Lego
Paul G. Lego President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Agreement and Plan Merger by and among Autonomy Corporation plc, Violet Merger Sub, Inc. and Virage, Inc., dated as of July 9, 2003

99.1	Press Release dated July 10, 2003

99.2	Form of Voting Agreement between Autonomy Corporation plc and certain affiliates of Virage, Inc. dated as of July 9, 2003